ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 QUINTONIX, INC.

                  Pursuant to the applicable provisions of the Nevada Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

                  FIRST: The present name of the corporation is Quintonix, Inc.

                  SECOND:   The   following   amendments   to  its  Articles  of
Incorporation were adopted by the shareholders of the corporation on March 14th, 1985, in the manner prescribed by Nevada law.

                  1. Articles I is amended as follows:

                                ARTICLE I - NAME
                                ----------------

                  The name of the corporation is ICOA, Inc.

                  2. Article IV is amended as follows:

                               ARTICLE IV - STOCK
                               ------------------

                  The aggregate number of shares which the corporation shall be authorized to issue is 50,000,000 shares of nonassessable voting common stock having a par value of $.005 per share. The capital stock of this corporation shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations, or liabilities of this Corporation.

                  THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 10,000,000 shares.

                  FOURTH: The number of shares voted for such amendments was 5,469,200 and the number of voted against such amendments was -0-.

                   DATED this 14th day of March, 1985.

Attest:                                     QUINTONIX, INC>

/s/ James P. Fuoco                          By: /s/ Lawrence P. Magilligan
-------------------------------                -------------------------------
James P. Fuoco, Secretary                       Lawrence P. Magilligan
                                                President

                                  VERIFICATION
                                  ------------

STATE OF UTAH          )
                       ) ss.
COUNTY OF SALT LAKE    )

                  The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Quintonix, Inc. that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.

                                            /s/ James P. Fuoco
                                            -------------------------------
                                            James P. Fuoco, Secretary

STATE OF UTAH          )
                       ) ss.
COUNTY OF SALT LAKE    )

                  Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Quintonix, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth..

                  IN WITNESS WHEREOF,  I have hereunto set my hand and seal this

14th day of March, 1985


My Commission Expires:
November 1, 1985                             -------------------------------
                                             NOTARY PUBLIC, residing at
                                             Salt Lake City, Utah

Quintonix, Inc.
Articles of Incorporation
Notarization of Sidney Seftel

STATE OF UTAH         )
                      ) s.s.
COUNTY OF SALT LAKE   )

On the 2nd day of September, 1983 personally appeared before me Sidney Seftel who, being duly sworn, declared that he is the person who signed the within and foregoing Articles of Incorporation as Incorporator, and that the statements contained therein are true.

                                             ---------------------------
                                             Notary Public, residing at
                                             Salt Lake City, Utah

My Commission Expires: June 3, 1987

                                      -3-